Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Patterson Dental Company (the “Company”) on Form 10-Q for the quarterly period ended October 25, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter L. Frechette, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 9, 2003	/s/ Peter L. Frechette

Peter L. Frechette Chairman and Chief Executive Officer